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                                   EXHIBIT 99

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE                         Contact:  James G. Clark
                                                        EVP and CFO
                                                        (858) 793-4151
                                                        jim.clark@edlending.com

                     EDUCATION LENDING GROUP, INC. ANNOUNCES
                     RETENTION OF PRICEWATERHOUSECOOPERS LLP

San Diego, CA. - July 11, 2002 - Education Lending Group, Inc., (OTCBB:EDLG) [formerly Direct III Marketing, Inc.] today announced that they have retained PricewaterhouseCoopers LLP as the Company's independent public accountant.

James Clark, CFO, stated, "As a result of our increasing asset base of student loans, the board decided it was an appropriate time to retain a "Big 4" accounting firm as our independent public accountant. Bringing
PricewaterhouseCoopers on to provide accounting services to EDLG was a logical next step for the Company as we continue to strengthen our competitive position in the student loan industry."

It is anticipated that PricewaterhouseCoopers will begin its association with EDLG immediately.

Education Lending Group, Inc., markets products, services and solutions to the Federal Guaranteed Student Loan Industry. The company is a full service provider of financial aid products to students, parents and schools. This includes, but is not limited to, student financial aid counseling, debt management, loan origination, loan servicing management, and secondary market loan acquisition services.

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This press release may include forward-looking statements within the meaning of
Section 7A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on the Company's current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and the Company's affiliate companies, that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in the Company's Securities and Exchange Commission filings, including the Company's Annual Report on Form 10-KSB, filed on March 29, 2002, and Quarterly Report on Amended Form 10-QSB filed on May 14, 2002. The discussion should be read in conjunction with the Company's Financial Statements and related Notes thereto included in the Company's Form 10-KSB and Form 10-QSB filings.